Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary        Jurisdiction of       Names Under Whic the Subsidiary
                           Incorporation              Conducts Business

Lenton Fibre Optics          Hong Kong             Immtech Hong Kong Limited
Development Limited